Exhibit 99.1
For Immediate Release
Contact:
Michael Watts
Vice president, investor relations and
corporate communications
858-410-8673
Gen-Probe, Roche Prevail in Arbitration With Digene Concerning
Human Papillomavirus Agreement
SAN DIEGO, CA, April 1, 2009 — Gen-Probe (NASDAQ: GPRO) announced today that the Company, along with its co-respondents F. Hoffmann-La Roche Ltd. and Roche Molecular Systems, Inc., has prevailed in its arbitration with Digene (now Qiagen) concerning the Company’s supply and purchase agreement with Roche for human papillomavirus (HPV) products.
Earlier today, a three-member arbitration panel from the International Centre for Dispute Resolution issued an interim award that dismisses with prejudice all of Qiagen’s claims. Gen-Probe expects the award to remain substantially unchanged, although it is subject to further proceedings related to its implementation. For example, requests by Roche and Gen-Probe for reimbursement of legal expenses will be submitted and decided in coming weeks.
“We are pleased that the arbitration panel confirmed the validity of our agreement with Roche,” said Bill Bowen, Gen-Probe’s senior vice president and general counsel. “We continue to expect our APTIMA HPV assay, which is available in Europe and is in clinical trials in the United States, to make an important contribution to women’s health, and to be a key menu addition for our fully automated, high-throughput TIGRIS system.”
Roche and Gen-Probe established their supply and purchase agreement in February of 2005. Digene initiated the arbitration against Roche in December 2006. Gen-Probe joined the proceedings in July of 2007. The arbitration hearings commenced in October of 2008, and closing arguments were heard in January of 2009.
About Gen-Probe
Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective nucleic acid tests (NATs) that are used primarily to diagnose human diseases and screen donated human blood. Gen-Probe has more than 25 years of NAT expertise, and received the 2004 National Medal of Technology, America’s highest honor for technological innovation, for developing NAT assays for blood screening. Gen-Probe is headquartered in San Diego and employs approximately 1,000 people. For more information, go to www.gen-probe.com.

Caution Regarding Forward-Looking Statements
Any statements in this news release about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. For example, statements concerning future development, the potential of the APTIMA HPV assay, and reimbursement of legal expenses are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to: (i) the risk that we may not successfully complete development of our APTIMA HPV assay, (ii) the risk that the HPV market will not grow as expected, (iii) the risk that we may not add additional menu to the TIGRIS system, (iv) the risk that we may not be able to maintain our current corporate collaborations, including our collaborations with Roche, or enter into new ones, (v) the risk that the final arbitration award may be modified from the interim award, (vi) the risk that we will not receive reimbursement for our legal expenses, and (vii) the risk that third party patent rights may limit our ability to develop and sell products. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we have filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008 and all our periodic filings made with the SEC. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.
# # #

2